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                                                                     Exhibit 1.4

                                 (Translation)


                      REGULATIONS OF THE BOARD OF AUDITORS


Article 1  (Purpose)

    These Regulations of The Board of Auditors are prescribed in order to provide for the important items regarding the organization of the Board of Auditors, the method to administer the same and the matters to be determined by the same, pursuant to the Law Regarding Exceptions of the Commercial Code with respect to Audits, etc. of Limited Liability Companies (Kabushiki Kaisha) and Article 34 of the Articles of Incorporation of the Company, for the purpose of facilitation of the administration of the Board of Auditors.

Article 2  (Organization)

    The Board of Auditors shall consist of all Statutory Auditors ("Auditors") including full-time and part-time Auditors.

Article 3  (Convocation)

    1. A meeting of the Board of Auditors shall be held once three months in principle.

    2. Any Auditor may convene a meeting of the Board of Auditors; provided, however, that the Board of Auditors may in advance specify the Auditor to convene the same, in which case any Auditor may at any time request such specified Auditor (the "Convener Auditor") to convene the same.

    3. The Convener Auditor shall convene a meeting of the Board of Auditors when he deems it necessary to convene the same in order to handle the matters referred to under Articles 5 through 7 or any other matters.

    4. The convening person shall give each Auditor notice of convocation of a meeting of the Board of Auditors at least three (3) days prior to the date of such meeting.

    5. In case unanimous consent is given by all Auditors, a meeting of the Board of Auditors may be held without the convocation procedures.

Article 4  (Chairman)

    The person who convenes a meeting of the Board of Auditors pursuant to
    Article 3 shall act as chairman of the Board of Auditors.

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Article 5  (Matters to be Resolved)

    1.  The following matters shall be resolved at the meeting of the Board of
        Auditors:

        (1) The policy of the audit and the allotment of roles among the Auditors, with respect to the relevant fiscal year;

        (2) Approval of the bill to submitted to the shareholders' meeting to elect, not to renew the term of office of, or to dismiss, an auditor who is a public certified accountant (kaikei-kansa-nin);

        (3) Request to propose as a purpose of the shareholders' meeting the election of, the non-renewal of the term of the office of, or the dismissal of, an auditor who is a public certified accountant (kaikei-kansa-nin);

        (4) Request to submit to the shareholders' meeting a bill to elect an auditor who is a public certified accountant (kaikei-kansa-nin); and

        (5) Election of a person who shall act as temporary auditor who is a public certified accountant (kaikei-kansa-nin), in the event that an auditor who is a public certified accountant (kaikei-kansa-nin) cannot act as such.

    2. A meeting of the Board of Auditors shall be effective when a majority of all the Auditors are present and a resolution shall be adopted by a majority of the Auditors present; provided, however, that the dismissal referred to under item 3 of the preceding paragraph shall be effective by a unanimous resolution by all Auditors, in which case, the Auditor to be appointed by the Board of Auditors shall explain the reason for such dismissal to the shareholders' meeting that is held immediately after such dismissal.

Article 6  (Auditors and the Board of Auditors)

    1. Each Auditor shall report to the Board of Auditors the status of the performance of his duties from time to time, and, if requested by the Board of Auditors, report the same thereto at any time.

    2. When the Auditor referred to under Article 7, paragraph 2 completes the review of the audit report by the auditor who is a public certified accountant (kaikei-kansa-nin) or completes other audits, he shall report to the Board of Auditors the following matters:

        (1) If such Auditor deems the method or the result of the audit conducted by the auditor who is a public certified accountant (kaikei-kansa-nin) in appropriate, the reason therefor and the summary of the method of, or the result of, the audit by the said Auditor;

        (2) The summary of the method of the audit in relation to matters other than accounting matters; and

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        (3)  The matters referred to under Article 281-3, paragraph 2, items 6 and 8 through 11 of the Commercial Code (in terms of items 6 and 9 of such paragraph, only the matters other than accounting matters).

    3. At meetings of the Board of Auditors, Auditors may discuss the performance of duties of Auditors.

    4. At meetings of the Board of Auditors, Auditors may request for assistance by other Auditors in relation to the performance of their duties.

    5. At meetings of the Board of Auditors, Auditors may express their opinions regarding the status from time to time of audits.

Article 6  (Businesses of the Board of Auditors)

    1.  The Board of Auditors shall:

        (1) receive reports from the auditor who is a public certified accountant (kaikei-kansa-nin);

        (2) receive financial statements and the detailed attachments thereto (fuzoku-meisai-sho) from Directors or liquidators;

        (3) receive an audit report from the auditor who is a public certified accountant (kaikei-kansa-nin);

        (4) receive from Auditors a report on the result of review on the audit report by the auditor who is a public certified accountant (kaikei-kansa-nin);

        (5) receive reports from Auditors on the status of performance of their duties; and

        (6)  receive reports from Directors.

    2. The matters referred to under items (2) and (3) of the preceding paragraph shall be handled by full-time Auditors and such shall be submitted to the meeting of the Board of Auditors without delay.

Article 8  (Preparation of Audit Report)

    1. Full-time Auditors shall prepare audit reports after the completion of the businesses referred to under Article 7 and such audit reports shall be submitted to the meeting of the Board of Auditors without delay.

    2. At the meeting of the Board of Auditors referred to under the preceding paragraph, each Auditor shall express his opinion on what description should be made on the audit report, and such shall be discussed among them.

    3. After the discussion referred to under the preceding paragraph, if there is an opinion that differs from the original draft, then such opinion shall be affixed, and if the opinion of the majority differs from the original draft, then such differing opinion shall be the report and the other opinions shall be affixed thereto.

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    4.  Each Auditor shall affix his name and seal to the audit report, and the full-time auditors shall describe such effect thereon. If there is any opinion to be affixed, the holder of such opinion shall affix his name and seal following the description of such opinion.

    5. Audit reports shall be submitted by the full-time Auditors to the Directors within one (1) week after the receipt of the audit reports of the auditor who is a public certified accountant (kaikei-kansa-nin).

Article 9  (Minutes)

    1. Audit The substance of the proceedings at a meeting of the Board of Auditors and the results thereof shall be recorded in the minutes, and the Auditors present thereat shall affix their names and seals thereto.

    2. The minutes of the Board of Auditors shall be kept for custody by the General Affairs and Personnel Division of the Company.

    3. The shareholders of the Company may inspect or obtain copies of the minutes of the Board of Auditors with approval by court.

Article 10  (Clerical Matters of the Board of Auditors)

    Clerical matters relating to the convocation and the preparation of the minutes of the meetings of the Board of Auditors and other similar matters shall be handled by the full-time Auditors.

Article 11  (Abolishment and Amendments)

    The abolishment of and any amendments to these Regulations shall be determined by the Board of Auditors.


SUPPLEMENTARY PROVISION

These Regulations shall become effective on June 15, 2000

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